EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Headwaters Incorporated of our report dated December 23, 2003 relating to the consolidated financial statements of Tapco Holdings, Inc. which appears in the Headwaters Incorporated Current Report on Form 8-K dated September 8, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Bloomfield Hills, MI
December 10, 2004